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                                                                      EXHIBIT 24


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints GERALD J. POLLACK, LISA M. PALUMBO and JOHN B. CANNING his or her true and lawful attorneys-in-fact, with full power in each to act without the other and with full power of substitution and resubstitution to sign in the name of such person and in each of his or her offices and capacities in Rayonier Inc. (the "Company") the Annual Report on Form 10-K for the fiscal year ended December 31, 1997 of the Company, and to file the same, and any amendments thereto, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Dated:   March 20, 1998

/s/ RONALD M. GROSS
-------------------
Ronald M. Gross
Chairman of the Board, Chief
Executive Officer and Director

/s/ W.LEE NUTTER
----------------
W. Lee Nutter
President, Chief Operating
Officer and Director

/s/ RAND V. ARASKOG
-------------------
Rand V. Araskog
Director

/s/ DONALD W. GRIFFIN
---------------------
Donald W. Griffin
Director

/s/ PAUL G. KIRK, JR
--------------------
Paul G. Kirk, Jr.
Director

/s/ KATHERINE D. ORTEGA
-----------------------
Katherine D. Ortega
Director

/s/ BURNELL R. ROBERTS
----------------------
Burnell R. Roberts
Director

/s/ CARL S. SLOANE
------------------
Carl S. Sloane
Director

/s/ NICHOLAS L. TRIVISONNO
--------------------------
Nicholas L. Trivisonno
Director

/s/ GORDON I. ULMER
-------------------
Gordon I. Ulmer
Director